SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement          [    ] Confidential, for Use of
[ x ] Definitive Proxy Statement                  the Commission only (as
[   ] Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[   ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                      WORLDTALK COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:


        2) Aggregate number of securities to which transaction applies:


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        4) Proposed maximum aggregate value of transaction:


        5) Total fee paid:


[  ]    Fee paid previously with preliminary materials:


[  ]     Check  box  if any part of the fee is offset as  provided  by  exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:


        2) Form, Schedule or Registration Statement No.:


        3) Filing Party:


        4) Date Filed:

        [GRAPHIC OMITTED]


                      Worldtalk Communications Corporation
                            5155 Old Ironsides Drive
                          Santa Clara, California 95054

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Worldtalk Communications Corporation (the "Company") will be held at the Santa Clara Marriott, 2700 Mission College Blvd., Santa Clara, California on Friday, June 11, 1999 at 9:00 a.m. Pacific Daylight Time for the following purposes:

        1. To elect two (2) directors of the Company, with each to serve until his term expires and his successor has been elected and qualified or until such director's earlier resignation, death or removal.

        2. To ratify the selection of KPMG LLP as independent accountants for the Company for the year ending December 31, 1999.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF THE RECORD HOLDER OF YOUR SHARES IS A BROKER, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS FOR VOTING THAT ARE GIVEN TO YOU BY SUCH PERSON OR ENTITY.

                                           By Order of the Board of Directors


                                           /s/ Bernard Harguindeguy

                                           Bernard Harguindeguy
                                           President and Chief Executive Officer

Santa Clara, California
May 11, 1999

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Information Concerning Shares and Voting.............................         1

Proposal No. 1.......................................................         2

Proposal No. 2.......................................................         4

Security Ownership of Certain Beneficial Owners and Management.......         5

Executive Officers...................................................         7

Executive Compensation...............................................         9

Certain Transactions.................................................        14

Stockholder Proposals................................................        15

Compliance Under Section 16(a) of the
     Securities Exchange Act of 1934.................................        15

Other Business.......................................................        15

                      WORLDTALK COMMUNICATIONS CORPORATION
                            5155 Old Ironsides Drive
                          Santa Clara, California 95054

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                                  May 11, 1999

         The accompanying proxy is solicited on behalf of the Board of Directors of Worldtalk Communications Corporation, a Delaware corporation (the "Company" or "Worldtalk"), for use at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Marriott, 2700 Mission College Blvd., Santa Clara, California on Friday, June 11, 1999 at 9:00 a.m. Pacific Daylight Time (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 11, 1999. An annual report for the fiscal year ended December 31, 1998 is enclosed with this Proxy Statement.

Record Date; Quorum

         Only holders of record of the Company's Common Stock at the close of business on April 15, 1999 (the "Record Date") will be entitled to vote at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business.

Outstanding Shares

         At the close of business on the Record Date, the Company had 10,816,682 shares of Common Stock outstanding and entitled to vote which were held by approximately 99 stockholders (although the Company has been informed that there are approximately 1500 beneficial owners).

Voting Rights; Required Vote

         Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. In the event that a broker, bank, custodian, nominee or other record holder of Worldtalk Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting.

         With respect to Proposal No. 1, directors will be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy at the Meeting and voted for or against such proposal or the holder thereof abstained and such abstention was not a broker non-vote.

Voting of Proxies

         The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Worldtalk for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Worldtalk. All executed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. However, returned signed proxies that give no instructions as to how they should be voted on a particular director nominee or proposal will be counted as votes in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. If the record holder of your shares is a broker, bank or other nominee, please follow the instructions for voting that are given to you by such person or entity.

         In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

         The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

         Any person signing a proxy in the form sent by the Company with this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods: (1) a written instrument delivered to the Company stating that the proxy is revoked; (2) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or (3) attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee who is entitled to vote the stockholder's shares confirming that stockholder's beneficial ownership of the shares.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Directors in Class 2 will stand for election at the Meeting. The terms of office of directors in Class 3 and Class 1 do not expire until the Annual Meetings of Stockholders held in 2000 and 2001, respectively. The Board proposes that each of the Class 2 nominees named below, both of whom are currently serving as Class 2 directors, be re-elected as Class 2 directors for a three-year term expiring at the Annual Meeting of Stockholders in 2002 and until their successors are duly elected and qualified. The Board has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the proxy holder will vote for the substitute nominee designated by the Board.

         Directors will be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

Nominees to the Board of Directors

         Class 2 -- Term Expires at the 2002 Annual Meeting of Stockholders

         Max D. Hopper, age 64, has served as a director of the Company since September 1995. He has been Principal and Chief Executive Officer of Max D. Hopper & Associates, a consulting and information management firm since January 1995. From November 1985 to January 1995, Mr. Hopper served AMR Corporation as Chairman of the SABRE Group and Senior Vice President, Information Systems. Mr. Hopper also serves as a director of Gartner Group, Inc., Scopus Technology, Inc., USData Corporation, VTEL Corporation, Metrocall, Inc. and Payless Cashways, Inc. Mr. Hopper holds a Bachelor of Science in Mathematics from the University of Houston.

         Anthony Sun, age 46, has served as a director of the Company since March 1995. He has been a general partner of Venrock Associates, a venture capital firm, since 1979. He is a director of Award Software International, Inc., a computer systems software company, Cognex Corporation, a computer systems company, Inference

Corporation, an Internet help desk software company, Komag Inc., a computer storage component company and 3Dfx Interactive, Inc., a real time 3D semiconductor company. He is also a director of several private companies. Mr. Sun holds S.B.E.E., S.M.E.E. and Engineer degrees from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard University.

Continuing Directors

         Class 1--Term Expires at the 2001 Annual Meeting

         David J. Cowan, age 33, has served as a director of the Company since March 1993. He has been a general partner of Deer III & Co., a venture capital investment firm that is the general partner of Bessemer Venture Partners III, L.P., since August 1996. Previously he was an associate with Bessemer Venture Partners from August 1992 to August 1996. Mr. Cowan is a director of VeriSign, Inc., an Internet security company and is also a director of several private companies. Mr. Cowan holds an A.B. degree in Math and Computer Science and a Master of Business Administration from Harvard University.

         Wade Woodson, age 40, has served as a director of the Company since March 1993. He is a general partner with Sigma Partners, a venture capital organization, with which he has been affiliated since 1987. Mr. Woodson holds a Bachelor of Science in Electrical Engineering from Stanford University, a Juris Doctor from Harvard University and a Master in Business Administration from the University of California, Berkeley.

         Class 3--Term Expires at the 2000 Annual Meeting

         Bernard Harguindeguy, age 40, has served as a director of the Company since July 1997. He has also served as Chief Executive Officer of the Company since July 1997 and as President of the Company since April 1997. From December 1996 to March 1997, he served as Vice President, Marketing and Business Development of the Company. From August 1994 to December 1996, he served as Vice President, Marketing of emotion, Inc., a company focused on the delivery of digital video and graphics over networks. From February 1989 to August 1994, Mr. Harguindeguy was Acting General Manager and Vice President of Worldwide Marketing for the Netware Enterprise Division of Novell, Inc. Mr. Harguindeguy holds a Bachelor of Science in Electrical Engineering from the University of California, Irvine and a Master in Engineering Management from Stanford University.

Board of Directors' Meetings and Committees

         The Board met four times, including telephone conference meetings, and acted by written consent three times during 1998. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

         Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

         Messrs. Cowan and Woodson are the current members of the Audit Committee. The Audit Committee met four times during 1998. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, makes recommendations to the full Board, and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may now or in the future be listed.

         Messrs. Cowan and Sun are the current members of the Compensation Committee. The Compensation Committee met four times and acted by written consent five times during 1998. The Compensation Committee reviews and approves compensation and benefits for the Company's key executive officers, administers the Company's stock purchase and equity incentive plans and makes recommendations to the Board of Directors regarding such matters.

         Director Compensation.

         The Company reimburses the members of the Board for reasonable expenses associated with their attendance at Board meetings. All members of the Board who are not also employees or consultants of the Company, or of a parent, subsidiary or affiliate of the Company, are eligible to receive options under the Company's 1996 Directors Stock Option Plan (the "Directors Plan"). In June 1998, each of Messrs. Hopper, Cowan, Sun and Woodson received a stock option pursuant to the Directors Plan to purchase 5,000 shares of the Company's Common Stock at a price of $5.00 per share. These options vest with respect to 25% of the shares subject thereto on the fifth day after each annual stockholders meeting of the Company to be held in each of the four calendar years after the date of grant, so long as the director continuously remains a member of the Board through the date of vesting. In December 1998, the Company repriced certain stock options that had previously been granted to employees and directors. This repricing affected outstanding options to purchase 15,000 shares granted to each of Messrs. Cowan, Sun and Woodson in 1996. In connection with the repricing, the exercise price of these options was reduced from $8.00 per share to $3.50 per share. See "Executive Compensation-Report on Executive Compensation."

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                         EACH OF THE NOMINATED DIRECTORS
                         ------------------------------

                   PROPOSAL NO. 2 - RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

         The Company has selected KPMG LLP as its independent accountants to perform the audit of the Company's financial statements for 1999, and the stockholders are being asked to ratify such selection. Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                          OF THE SELECTION OF KPMG LLP
                         -------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of April 15, 1999, known to the Company regarding the beneficial ownership of the Company's
Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (2) each director and nominee,
(3) each executive officer named in the Summary Compensation Table below and (4) all directors and executive officers as a group.



                                                                                                    Percent of
                                                                    Amount and Nature of           Outstanding
                   Name of Beneficial Owner                        Beneficial Ownership(1)       Common Stock(1)
                   ------------------------                        -----------------------       ---------------
David J. Cowan (2)..........................................              1,563,977                    14.5%
    Bessemer Venture Partners III L.P.
    1025 Old Country Road, Suite 205
    Westbury, NY 11590

Anthony Sun (3).............................................              1,271,334                    11.8
    Venrock Associates
    30 Rockefeller Plaza, Rm. 5508
    New York, NY 10112

Wade Woodson (4)............................................                752,333                     7.0
    Sigma Partners
    2884 Sand Hill Road, Suite 121
    Menlo Park, CA 94025

Deltec Asset Management Corporation (5).....................                650,634                     6.0
    535 Madison Avenue, 26th Floor
    New York, NY  10022

William L. Musser, Jr. (6)..................................                583,500                     5.4
    919 Third Avenue
    New York, NY 10022

Robert D. Dickinson III (7).................................                247,574                     2.3

Bernard Harguindeguy (8)....................................                178,125                     1.6

Simon Khalaf (9)............................................                126,246                     1.2

Joseph Longo (10)...........................................                 57,358                     *

Max D. Hopper (11)..........................................                 55,000                     *

John G. Weald (12)..........................................                 25,000                     *

All officers and directors as a group (11 persons) (13).....              4,276,692                    38.1%

---------------------

*     Less than 1%

(1) Percentage ownership is calculated on the basis of 10,816,682 shares outstanding as of April 15, 1999. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days after April 15, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Cowan is a director of the Company and a general partner of Deer III & Co. L.P. ("Deer"), the general partner of Bessemer Venture Partners III, L.P. ("BVP III"). The share number includes 1,305 shares held of record by Mr. Cowan; 7,500 shares subject to options exercisable within 60 days after April 15, 1999; 1,528,929 shares held of record by BVP III; 22,868 shares held of record by the general partners of Deer; and 3,375 shares over which BVP III exercises voting control, held of record by individuals, each of whom is a present or former employee or consultant to Bessemer Securities Corporation, the sole owner of the

                                       5

      limited partner of BVP III. Deer is a general partnership whose voting partners are Robert H. Buescher, David J. Cowan, G. Felda Hardymon and Christopher F.O. Gabrieli. BVP III disclaims beneficial ownership of securities held by the general partners of Deer and the general partners disclaim beneficial ownership of securities held by BVP III, except to the extent of their individual partnership interest.

(3) Represents 7,500 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999; 872,599 shares held of record by Venrock Associates; and 391,235 shares held of record by Venrock
      Associates II, L.P. Each fund disclaims beneficial ownership of the shares held by the other. Mr. Sun is a director of the Company and a general partner of Venrock Associates and Venrock Associates II, L.P.

(4) Mr. Woodson is a director of the Company and a general partner of Sigma Partners II, L.P. and Sigma Associates II, L.P. The share number represents 24,098 shares held by Mr. Woodson; 7,500 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999; 670,458 shares held by Sigma Partners II, L.P.; and 50,277 shares held by Sigma Associates II, L.P. Each fund disclaims beneficial ownership of the shares held by the other.

(5)   Information taken from a Schedule 13G filed on February 1, 1999.

(6) Information taken from a Schedule 13G filed on December 21, 1998. Represents 473,325 shares held by New Frontier Capital, L.P., 71,500 shares held by Westward, Inc., 34,000 shares held directly by Mr. Musser and 4,675 shares held by Edwin W. Colman Family Trust.

(7) Includes 25,312 shares subject to options exercisable within 60 days after April 15, 1999. Mr. Dickinson is the Company's Vice President, Engineering - Bellevue.

(8) Represents shares subject to options exercisable within 60 days after April 15, 1999. Mr. Harguindeguy is President, Chief Executive Officer and a director of the Company.

(9) Includes 105,826 shares subject to options exercisable within 60 days after April 15, 1999. Mr. Khalaf is the Company's Vice President, Marketing.

(10) Represents shares subject to options exercisable within 60 days after April 15, 1999. Mr. Longo is the Company's Vice President, Consulting and Customer Services.

(11)  M. Hopper is a director of the Company.

(12)  Mr. Weald is the Company's Former Vice President, Engineering-Santa Clara.

(13) Includes 411,308 shares subject to options exercisable within 60 days after April 15, 1999, including those set forth in footnotes (2) through
      (4) and (7) through (11) above.

                               EXECUTIVE OFFICERS

         The executive officers of the Company, and their ages as of April 15, 1999 are as follows:

Name                      Age   Position
Bernard Harguindeguy       40   President and Chief Executive Officer
Robert D. Dickinson III    33   Vice President and Chief Technical Officer
Simon Khalaf               33   Vice President, Marketing
Joseph Longo               45   Vice President, Consulting and Customer Services
Colin Crosby               55   Vice President, Sales
Eric Colard                39   Vice President, Business Development
Jesus Ortiz                38   Vice President, Engineering

         For information regarding the positions and offices held by Mr. Harguindeguy, please refer to the discussion regarding nominees for election as directors in "Nominees" under Proposal No. 1 above.

         Mr. Dickinson has served as Vice President, Engineering - Bellevue for Worldtalk since December 1997 and as Chief Technical Officer since January 1999, although his appointment as Chief Technical Officer has not yet been formalized. From November 1996 to December 1997, he served as Director, Research and Development for the Deming Internet Security division of the Company. In December 1995, Mr. Dickinson founded Deming Software, Inc., a developer of electronic mail security solutions. He served as President, CEO and Chairman of Deming Software, Inc. from December 1995 until its acquisition by Worldtalk in November 1996. From June 1991 to November 1995, he served in various executive positions and was a member of the board of directors of ConnectSoft, Inc., a communications software development and consulting firm. Mr. Dickinson holds a Bachelor of Arts in Business Administration from Washington State University

         Mr. Khalaf has been the Company's Vice President, Marketing since November 1996. Mr. Khalaf co-founded Worldtalk, in March 1992 and has held several marketing and engineering positions within the Company, including Director of Marketing from January 1996 to October 1996, Product Marketing Manager from August 1994 to December 1995, Engineering Team Leader from October 1993 to July 1994 and Senior Software Engineer from March 1992 to September 1993. Before joining Worldtalk, Mr. Khalaf was a Senior Engineer at Touch Communications, Inc., a provider of OSI-based networking software. Mr. Khalaf holds a a Bachelor of Science in Engineering from the American University of Beirut and a Master of Science in Computer Engineering from Syracuse University.

         Mr. Longo has served as Vice President, Consulting and Customer Services since September 1997 managing Worldtalk's team of consultants providing training and custom programming services for Worldtalk products. From April 1997 to September 1997, Mr. Longo was the Company's Vice President, Professional Services. Previously, he served as the Company's Director of Professional Services from January 1995 to April 1997. From May 1989 to January 1995, Mr. Longo held various positions, including his last position as the Director of Custom Development, at The Santa Cruz Operation, Inc., a supplier of UNIX operating systems for Intel PCs. Previously, Mr. Longo was Vice President of Technical Services for Austec Limited, a company that specialized in programming languages for UNIX systems. Mr. Longo holds a Bachelor of Science in Applied Science from the R.M.I.T., Melbourne, Australia, and a Post Graduate Diploma in Digital Communications from the C.I.T., Melbourne, Australia.

         Mr. Crosby has served as Vice President, Sales since October 1998. From April 1997 to March 1998, Mr. Crosby served as Vice President of Sales at Envive Corp., a service-level management solution software company. Previously, Mr. Crosby worked for Oracle Corp. from January 1993 to March 1997 as Regional Manager and Vice President of Sales. Mr. Crosby holds a Bachelor of Arts in Business Administration from New York University.

         Mr. Colard has served as Vice President, Business Development since July 1997. Prior to his employment with the Company, Mr. Colard founded Soft Science, Inc., a web site development company in November 1996 and served as a managing director until November 1998. Previously, Mr. Colard worked for Novell, Inc. from July 1991 to June 1997 as a Senior Product Manager, Product Line Manager and Acting Director of Business Development. Mr. Colard holds a Bachelor of Science in Computer Science from L'Universite, Nancy, France and a Master of Science in Computer Science and Telecommunications from L'Ecole Nationale Superieure des Telecommunications (ENST), Paris, France.

         Mr. Ortiz has served as Vice President, Engineering since January 1999 although his appointment as an officer has not yet been formalized. From June 1994 to January 1999, Mr. Ortiz was Vice President of Engineering at emotion, Inc., a company focused on the delivery of digital video and graphics over networks. Previously, Mr. Ortiz worked for Novell, Inc. from June 1985 to June 1994 as Director of Engineering. Mr. Ortiz holds a Bachelor of Science in Computer Science from the University of Southern California.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of 1996, 1997 and 1998 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at the end of 1998 (the "Named Executive Officers").

                                                 Summary Compensation Table
                                                                                        Long-Term
                                                                                       Compensation
                                                     Annual Compensation                  Awards
                                            -------------------------------------      ------------
                                                                        Other            Securities
                              Fiscal                                   Annual           Underlying         All Other
Name and Principal Position   Year          Salary      Bonus (1)    Compensation          Options      Compensation (2)
---------------------------   -------       ------      ---------    ------------      ---------------  ----------------
Bernard Harguindeguy             1998     $ 210,000      $80,000         --               175,000 (3)       $  700
President and Chief              1997       173,103       70,000         --               475,000 (4)          205
Executive Officer                1996            --       25,000         --                    --               --

Simon Khalaf                     1998       140,000       37,500         --                75,625 (5)          247
Vice President, Marketing        1997       134,792       30,000         --                76,875 (6)          119
                                 1996       106,674       20,000         --                27,500               62

Robert D. Dickinson III          1998       135,000       46,666         --                    --              227
Vice President,                  1997       114,167           --         --                45,000 (7)           --
Engineering - Bellevue           1996       100,000           --         --                45,000               --
                                                                                                               765
Joseph Longo                     1998       130,000       31,000        2,480              75,000               --
Vice President, Consulting       1997       115,000           --        1,725              40,000               --
and Customer Services            1996       103,276           --        1,545

John G. Weald                    1998       136,962       26,666         --                25,000              505
Former Vice President,           1997       128,471       19,000         --                20,000              217
Engineering- Santa Clara         1996       110,000       12,000         --                    --               79
---------------------------
(1)    Bonuses are paid at the discretion of the Compensation Committee based on the achievement of certain objectives.
(2)    Includes excess group term life insurance premiums.
(3)    Includes  75,000 shares subject to previously  granted  options that were repriced in December 1998. See "--Report on Executive Compensation."
(4)    Includes 175,000 shares subject to  previously-granted  options that were repriced in April 1997. See "--Report on Executive Compensation."
(5)    Includes  625 shares  subject to  previously  granted  options  that were repriced in December 1998. See "--Report on Executive Compensation."
(6)    Includes  26,875 shares subject to  previously-granted  options that were repriced in April 1997. See "--Report on Executive Compensation."
(7)    Represents  shares  subject  to  previously-granted   options  that  were
       repriced in April 1997. See "--Report on Executive Compensation."

         The following table sets forth further information regarding the option grants pursuant to the Company's 1996 Equity Incentive Plan during 1998 to each of the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                       9

                                                         Option Grants in 1998
                                                                                   Potential Realizable Value
                                         Percent of                                at Assumed Annual Rates of
                            Number of       Total                                   Stock Price Appreciation
                           Securities      Options                                         for Option
                           Underlying    Granted to      Exercise                           Term (2)
                             Options    Employees in    Price Per     Expiration   ---------------------------
          Name             Granted (1)   Fiscal 1998      Share          Date          5%            10%
         ------            ----------   ------------     --------     ----------   ---------------------------
Bernard Harguindeguy ...... 100,000         8.8%        $ 3.00         4/17/08       $188,666      $478,121
                             75,000         6.6           3.50         9/19/07        144,722       356,460

Simon Khalaf ..............  75,000         6.6           3.00         4/17/08        141,500       358,591
                                625         0.1           3.50          2/7/06          1,044         2,501


Robert D. Dickinson, ......     --          --             --              --            --            --
  III


Joseph Longo ..............  60,000         5.3           2.31        10/28/08         99,475       240,548
                             15,000         1.3           3.00         4/17/08         28,300        71,718


John Weald ................  25,000         2.2           3.00         3/30/99          3,750         7,500

---------------------------------
(1) The incentive stock options shown in the table were granted at fair market value and typically become exercisable with respect to 12.5% of the shares on the six-month anniversary of the grant and with respect to an additional 6.25% of the shares every three months that the optionee renders services to the Company thereafter. The options shown in the table will expire ten years from the date of grant, subject to earlier termination upon termination of employment.
(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(3) Represents the number of shares subject to previously granted options that were repriced in December 1998. See "-- Report on Executive Compensation."

         The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1998, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $3.8125 per share, which was the closing price of the Company's Common Stock as reported on the Nasdaq
National Market on December 31, 1998.

                    Aggregate Option Exercises in Fiscal 1998 and Fiscal Year-End Values
                                                            Number of Securities        Value of Unexercised
                                                           Underlying Unexercised      In-the-Money Options at
                                                         Options at Fiscal Year-End      Fiscal Year-End (2)
                                                         --------------------------    -----------------------
                               Shares
                            Acquired on      Value
          Name                Exercise    Realized (1)   Exercisable  Unexercisable  Exercisable   Unexercisable
     -----------           ------------   -----------    -----------  -------------  -----------   -------------

Bernard Harguindeguy ....        --            --           135,937     264,063      $ 23,728        $ 95,016

Simon Khalaf ............      10,550      $30,858.75        88,081     100,246       130,112          63,742

Robert D. Dickinson, III         --            --            19,687      25,313         1,230           1,682

Joseph Longo ............       5,000       12,500.00        38,283     106,888        86,420         131,255

John Weald ..............        --            --            56,977        --         143,702            --

----------------------------
(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option.
(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on December 31, 1998, the last day of trading for the fiscal year.

Employment Agreements

         The Company typically enters into Employment Agreements with its executive officers. These Employment Agreements provide, among other things, that upon certain corporate transactions, including changes in control, (a) all shares of stock and options held by each officer will be assumed, converted, substituted or replaced by the successor company or (b) the successor company may provide substantially similar consideration to the officers as was provided to stockholders or optionholders generally with respect to any stock or options held by such officer. In case of a sale of the Company, the successor company may not terminate an officer's employment prior to the first anniversary of the sale of the Company, except for cause, without giving written notice. During the notice period, which must continue until the first anniversary of the sale of the Company, the officer will continue to collect twelve months' salary and bonus at then-current levels regardless of whether the officer's services are actually required by the Company or its successor. All employee benefits will continue and each officer's options and shares of stock will continue to vest during the period of notice, provided that the officer was not terminated for cause. Upon request of the Company, the officer must also provide certain consulting services, paid at an hourly rate for services actually performed, during the twelve months following the first anniversary of the sale of the Company. During this period, provided the officer's consulting arrangement is not terminated for cause, the officer's options and shares will continue to vest.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Messrs. Cowan and Sun. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Report on Executive Compensation

         The report on executive compensation below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee directors, neither of whom have any interlocking relationships as defined by the SEC.

General Compensation Policy

         The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee administers the Company's incentive and equity plans, including the 1992 Stock Option Plan (which was terminated in April 1996), the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan. The Company no longer grants options under the 1992 Stock Option Plan.

         The Committee's philosophy in compensating the CEO is to relate compensation directly to corporate performance. Thus, the Company's compensation policy for the CEO relates a portion of his total compensation to the Company's financial objectives and individual objectives set forth at the beginning of the Company's year. Consistent with this policy, a designated portion of the CEO's compensation is contingent on corporate performance, and is also based on his performance as measured against objectives established by the Committee in its discretion. Long-term equity incentives for the CEO are effected through the granting of stock options under the 1996 Equity Incentive Plan. Stock options have value for the CEO only if the price of the Company's stock increases above the fair market value on the grant date and the CEO remains in the Company's employ for the period required for the shares to vest.

         The base salary, incentive compensation and stock option grants of the CEO are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals. To this end, the Committee attempts to compare the compensation of the Company's CEO with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to his base salary, the Company's CEO is eligible to receive cash bonuses and to participate in the 1996 Equity Incentive Plan.

         In preparing the performance graph for this Proxy Statement, the Company used the CRSP Total Return Index for Nasdaq Computer & Data Processing Services Stocks (CRSP Index) as its published line of business index as the Company believes that the CRSP Index is a good indicator of stock price performance with respect to the Company's industry.

1998 Executive Compensation

         Base Compensation. The Board reviewed the recommendations and performance and market data outlined above and established a base salary level for the CEO. The Committee set Mr. Harguindeguy's annual salary level at $210,000.

         Incentive Compensation. A cash bonus is awarded to the extent that an individual achieves predetermined individual objectives and the Company meets predetermined financial objectives set by the Board at the beginning of the year. Performance is measured at the end of the year. For 1998, the basis of incentive compensation was Company revenue, percentage of growth of revenue, profit after tax and achievement of objectives relating to the successful transition of the Company's senior mamagement and of the nature of the Company's business. The targets and actual bonus payments are determined by the Committee, in its discretion.

         Stock Options. In 1998, stock options were granted to certain executive officers to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In 1998, the Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

         Company Performance and CEO Compensation. As noted above, Mr. Harguindeguy's base salary was set at $210,000 commencing January 1, 1998. In addition, as an incentive to Mr. Harguindeguy to achieve Company objectives established by the Committee, the Board of Directors exercised its discretion and recommended that Mr. Harguindeguy be granted a stock option to purchase 100,000 shares of the Company's Common Stock. The objectives established by the Committee included satisfactorily managing the Company's current and future corporate performance, such as meeting the Company's financial projections and the Company's sales targets, significantly strengthening the Company's marketing position and successfully managing the Company through a management change and a transition in the fundamental nature of the business. In granting the stock options to Mr. Harguindeguy, the Board of Directors reviewed his prior outstanding option grants and the number of options that remained unexercisable. The Committee believes this was appropriate because Mr. Harguindeguy's total compensation, including compensation derived from incentive compensation, is at a level it believes is competitive with the average amount paid by other software companies based on survey data. Based upon the criteria set forth under the discussion of "Incentive Compensation" above, the Committee awarded Mr. Harguindeguy incentive compensation of $80,000, $22,500 of which was paid in 1998 and the remainder of which is to be paid in 1999. Mr. Harguindeguy's incentive compensation was based upon obtaining and surpassing corporate operating objectives. This figure represents approximately 90% of the target bonus for Mr. Harguindeguy for 1998. The Committee reviewed the compensation practices of comparable companies in making these awards.

Stock Option Repricing

         In December 1998, the Compensation Committee offered to all employees the opportunity to amend stock options outstanding with exercise prices in excess of $5.00, the fair market value of the Company's Common Stock at that time, to lower the exercise price to $3.50 per share. The option repricing was an acknowledgment of the importance to the Company of providing equity incentives to key employees in order to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The Compensation Committee believed that stock options that are "out of the money" are not an effective tool to encourage employee retention or to motivate high levels of performance. The Compensation Committee decided to include officers in the repricing because of the importance of their administrative and technical leadership to the success of the Company's business.

         The following table sets forth information concerning the repricing of options held by the Named Executive Officers during 1997 and 1998.

                                             Ten-Year Option Repricings
                                         Number of     Market Price                             Length of Original
                                        Securities      of Stock At  Exercise Price     New         Option Term
                                        Underlying        Time of      At Time of    Exercise      Remaining At
         Name                Date    Options Repriced    Repricing      Repricing      Price     Date of Repricing
---------------------        ----    ----------------    ---------      ---------      -----     -----------------
Bernard Harguindeguy..     12/11/98       75,000           $ 3.50        $ 6.625       $ 3.50         8.77 years
                           04/28/97      175,000             3.75          7.50          3.75         9.75 years

Simon Khalaf..........     12/11/98          625             3.50          8.00          3.50         7.15 years
                           04/28/97        1,875             3.75          8.00          3.75         8.83 years
                           04/28/97       25,000             3.75         10.625         3.75         9.25 years

Robert D. Dickinson III    04/28/97       45,000             3.75          8.00          3.75         9.75 years

Compliance with Section 162(m) of the Internal Revenue Code of 1986.

         For 1999,  the  Company  intends  to comply  with the  requirements  of
Section 162(m) of the Internal Revenue Code of 1986. The 1996 Directors Stock Option Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for 1998 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

              BOARD OF DIRECTORS                       COMPENSATION COMMITTEE
David J. Cowan                  Anthony Sun                 David J. Cowan
Max D. Hopper                   Wade Woodson                 Anthony Sun
Bernard Harguindeguy

Company Stock Price Performance

         The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company from the first day of trading of the Company's Common Stock upon the Company's initial public offering (April 12, 1996) to December 31, 1998 with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Computer & Data Processing Services Stocks for the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indices on the date of the Company's initial public offering, and reinvestment of all dividends).

                                        Comparison of Cumulative Total Return




                                                [TABLE INSERTED HERE]




                                Worldtalk Communications        Nasdaq Stock Market       Nasdaq Computer & Data
                                       Corporation                   U.S. Index             Processing Services
                                -------------------------      ----------------------     ----------------------
                                               Investment                  Investment                  Investment
                                Market Price     Value          Index        Value         Index         Value
                                ------------   ----------      -------     ----------     -------      ----------
04/12/96..................        $  8.000     $ 100.00         361.5      $ 100.00         779.3      $ 100.00
12/31/96..................           7.500        93.75         425.4        117.68         928.1        119.09
12/31/97..................           3.750        46.88         522.1        144.43       1,140.2        146.31
12/31/98..................           3.813        47.66         734.3        203.13       2,036.8        261.36

                              CERTAIN TRANSACTIONS

         Since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company's Common Stock had or will have a direct or indirect material interest other than normal compensation arrangements, which are described under "Executive Compensation" above.

                              STOCKHOLDER PROPOSALS

         Proposals of Stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 29, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.


                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements for the year ended December 31, 1998 were met except that Forms 5 for Messrs. Cowan, Hopper, Sun and Woodson were not timely filed for their option grants under the Directors Plan.

                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF THE RECORD HOLDER OF YOUR SHARES IS A BROKER, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS FOR VOTING THAT ARE GIVEN TO YOU BY SUCH PERSON OR ENTITY.

                      WORLDTALK COMMUNICATIONS CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- June 11, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned hereby appoints Bernard Harguindeguy and Wade Woodson or either of them as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, par value $0.01 per share, of Worldtalk Communications Corporation (the Company), held of record by the undersigned on April 15, 1999, at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Marriott, Santa Clara, California, on Friday, June 11, 1999, at 9:00 a.m. Pacific Daylight Time, and at any adjournments or postponements thereof.


         THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
         ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                  (Continued and to be signed on reverse side)

The Board of Directors recommends that you vote FOR the election of the nominees listed in Proposal 1 and FOR Proposal 2.

1.       Election of Directors -
         Nominees:  Class 2:  Max D. Hopper and Anthony Sun

         [   ]  FOR ALL    [   ]  WITHHOLD ALL       [   ]  FOR ALL EXCEPT*


----------------------------------------------
*(Except nominee(s) written above

2. Ratification of the selection of KPMG LLP as the Company's independent accountants for the year ending December 31, 1999.

         [   ]  FOR        [   ]  AGAINST            [   ]  ABSTAIN


Dated:_______________________, 1999


Signature(s)______________________________________


Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.